                                                                     EXHIBIT 3.5

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                           AND RIGHTS OF A SERIES OF
                                PREFERRED STOCK
                                      OF
                      PATRIOT AMERICAN HOSPITALITY, INC.

                               ----------------


     Patriot American Hospitality, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

     1. That, pursuant to authority conferred upon the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, as amended from time to time (the "DGCL"), said Board of Directors duly adopted a resolution providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of a series of preferred stock, which resolution is as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation, a series of preferred stock of the Corporation known as the Series A Convertible Preferred Stock be, and such series hereby is, created, classified, and authorized, and the issuance thereof is provided for, and that the designation and number of shares, and relative rights, preferences and limitations thereof, shall be as set forth in the form appended hereto as Exhibit A.
---------

                                   EXHIBIT A
                                   ---------

     1.   Designation.
          -----------

          A total of 10,000,000 shares of Preferred Stock of the Corporation shall be designated as Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock").

     2.   Dividend Rights.
          ---------------

          (a) General.  The holders of record of outstanding shares of Series A
              -------
Preferred Stock shall be entitled to receive such dividends and other distributions payable in cash, stock or property, as applicable, of the Corporation (the "Preferred Dividends") out of funds legally available therefor when, as and if declared by the Corporation's Board of Directors (the "Board") equal to the Preferred Dividend Amount (as hereinafter defined). The Preferred Dividends are cumulative whether or not so declared by the Board, preferential to dividends or distributions on the Corporation Common Stock (as hereinafter defined) and Junior Dividend Stock (as hereinafter defined) and payable concurrently with, and in the same form of consideration as, such dividends and distributions on the Paired Shares (as hereinafter defined).

          The term "Paired Share" shall mean one share of the Common Stock, par value $.01 per share, of the Corporation (the "Corporation Common Stock"), and one share of the Common Stock, par value $.01 per share (the "Patriot Operating Company Common Stock"), of Patriot American Hospitality Operating Company ("Patriot Operating Company"), paired and transferable and traded only in combination as a single unit. The term "Preferred Dividend Amount" means, for any quarter or other period with respect to which a dividend or distribution is paid on the Paired Shares, an amount per share of Series A Preferred Stock equal to (i) the aggregate amount of such dividend or distribution for such quarter or period that would have been received by the holders of Series A Preferred Stock had such holders converted all of their then outstanding shares of Series A Preferred Stock into Paired Shares pursuant to Section 4 hereof immediately prior to the record date for such dividend or distribution, divided by (ii) the number of shares of Series A Preferred Stock outstanding as of the record date for such dividend or distribution. For purposes of the preceding sentence, a dividend or distribution paid with respect to a Paired Share shall include those instances where a dividend or distribution is paid with respect to a share of Corporation Common Stock and/or a share of Patriot Operating Company Common Stock; provided, however, that in no event shall a dividend or distribution paid or declared or set aside for payment with respect to a Paired Share include any amount which is not actually paid or declared or set aside for payment, including without limitation, any amounts that may be deemed distributed to holders of Paired Shares under applicable tax or accounting principles as a result of transactions or transfers among the Corporation, Patriot Operating Company and/or their affiliates.

          (b) Dividend Restrictions.  The Corporation shall not pay or set apart
              ---------------------
for payment any dividends or distributions on any Junior Dividend Stock (as defined below) or Corporation Common Stock (other than dividends paid in shares of Corporation Common Stock or Junior Dividend Stock) unless all Preferred Dividends payable on all outstanding shares of Series A Preferred Stock for all prior periods shall have been paid in full or shall contemporaneously therewith be paid or set apart for payment. The Series A Preferred Stock shall, with respect to dividend rights, rank (a) senior to all classes or series of the Corporation Common Stock and to all other equity securities the terms of which specifically provide that such equity securities rank either on a parity with the Corporation Common Stock or junior to the Series A Preferred Stock with respect to the payment of dividends (the "Junior Dividend Stock"), (b) on a parity with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to the payment of dividends (the "Parity Dividend Stock"), and (c) junior to all other equity securities issued by the Corporation.

          (c) Proportionate Dividends.  In the event that the Preferred Dividend
              -----------------------
Amount has not been paid in full (or a sum sufficient for such full payment is not set apart for such payment), the Corporation shall not pay or set apart for payment any dividends or distributions on any Parity Dividend Stock unless all dividends paid on the Series A Preferred Stock and Parity Dividend Stock are paid pro rata so that the amount of dividends paid per share on the Series A Preferred Stock and the Parity Dividend Stock shall, in all cases, bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and the Parity Dividend Stock bear to each other.

     3.   Liquidation Rights.
          ------------------

          (a) In the event of the liquidation, dissolution, or winding up of the business of the Corporation, whether voluntary or involuntary, holders of shares of Series A Preferred Stock then outstanding, after payment or provision for payment of the debts and other liabilities of the Corporation and the payment or provision for payment of any distribution on any shares of the Corporation having a preference or a priority over the shares of Series A Preferred Stock on liquidation, and before any distribution to holders of any shares of capital stock of the Corporation that are junior and subordinate to the shares of Series A Preferred Stock on liquidation, including the Corporation Common Stock, shall be entitled to (A) be paid out of the assets of the Corporation available for distribution to its stockholders (i) an amount per share of Series A Preferred Stock equal to the Operating Company Liquidation Preference (the "Liquidation Amount") plus (ii) an amount per share equal to all accrued and unpaid dividends on each outstanding share of Series A Preferred Stock, and (B) participate with the holders of Corporation Common Stock with respect to the Corporation's remaining assets and in connection therewith shall be entitled to receive out of such remaining assets an amount per share of Series A Preferred Stock equal to
(i) the aggregate amount of the portion of such remaining assets that would have been received by such holders had such holders converted all of their shares of Series A Preferred Stock into Paired Shares pursuant to Section 4 hereof immediately prior to the date of the distribution of such remaining assets, divided by (ii) the number of shares of Series A Preferred Stock outstanding as of the record date for such distribution. In the event the assets of the Corporation available for distribution to the holders of the shares of Series A Preferred Stock upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock and of all other series of Preferred Stock that rank on a parity with the shares of Series A Preferred Stock in the event of liquidation (the "Liquidation Parity Stock"), the holders of shares of Series A Preferred Stock and of all other Liquidation Parity Stock shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Liquidation Parity Stock were paid in full. Except as provided in this Section 3, holders of shares of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

          (b) For purposes of this Section 3, the term "Operating Company Liquidation Preference" shall mean, as applicable, (i) in the event that Patriot Operating Company has previously been or is simultaneously being liquidated, dissolved or wound up, an amount per share of Series A Preferred Stock equal to the amount per share of Patriot Operating Company Common Stock which was or will be received by the holders of Patriot Operating Company Common Stock upon such liquidation, dissolution or winding up of Patriot Operating Company, or (ii) if Patriot Operating Company has not previously been or is not simultaneously liquidated, dissolved or wound up, an amount per share of Series A Preferred Stock equal to the then current value of a share of Patriot Operating Company Common Stock, without regard to the paired share structure of the Corporation and Patriot Operating Company, as such value shall be determined by a nationally recognized independent investment banker selected by the Board of Directors of the Corporation with the consent of the majority holder of shares of Series A Preferred Stock, if there is such a majority holder at such time, which consent shall not be unreasonably withheld. In the event that Patriot Operating Company shall have previously been liquidated, dissolved or wound up, then interest shall accrue and the amount of any Operating Company Liquidation Preference shall be increased by the amount of such accrued interest. Such interest shall accrue at the applicable Federal rate (within the meaning of Section 1274(d) of the Internal Revenue Code of 1986, as amended, in effect on the date of such liquidation, dissolution or winding up) from the date or dates on which liquidating distributions on the shares of Patriot Operating Company Common Stock were paid, and such applicable Federal rate (i.e., long-term, mid-term or short-term) shall be based upon the length of time between such date or dates and the date or dates on which liquidating distributions on the shares of the Series A Preferred Stock are paid in connection with the liquidation, dissolution and winding up of the Corporation.

          (c) For purposes of this Section 3, a "liquidation, dissolution, or winding up of the business of the Corporation" shall not include any recapitalization, reorganization, reclassification of securities, merger, consolidation, share exchange, sale, lease, transfer or exchange of assets, or similar event or transaction.

     4.   Conversion.
          ----------

          (a) Conversion at Option of Corporation.  At any time or from time to
              -----------------------------------
time, subject to the Ownership Restrictions (as defined below), upon prior written notice by the Corporation (the "Mandatory Conversion Notice") to one or more holders of Series A Preferred Stock, one or more shares of Series A Preferred Stock shall be converted into Paired Shares at an initial conversion ratio of one Paired Share for each share of Series A Preferred Stock as adjusted from time to time pursuant to this Section 4 (as so adjusted, the "Conversion Ratio"), and all dividends accrued through the record date of the immediately preceding dividend paid on the Paired Shares and unpaid on the shares of Series A Preferred Stock called for such conversion (other than previously declared dividends payable on a date after the Mandatory Conversion Date (as defined below) to the holders of record of shares of Series A Preferred Stock) through and including the Mandatory Conversion Date, whether or not declared, shall be due and payable on the Mandatory Conversion Date in cash out of funds legally available for the payment of dividends, subject to the conversion of the shares of Series A Preferred Stock at the option of the holder at any time prior to the Mandatory Conversion Date. Dividends on the shares of Series A Preferred Stock called for such conversion shall cease to accrue, and such shares shall cease to be outstanding, on the Mandatory Conversion Date relating thereto. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing Paired Shares and for the payment of cash in respect of such accrued and unpaid dividends, if any, and/or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the shares of Series A Preferred Stock called for such conversion, provided that the Corporation shall give the holders of the Series A Preferred Stock such prior written notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends as have been declared and paid on the Corporation Common Stock subsequent to the Mandatory Conversion Date. Amounts payable in cash in respect of the shares of Series A Preferred Stock called for conversion or in respect of the Paired Shares issuable upon conversion of such shares of Series A Preferred Stock shall not bear interest. The shares of Series A Preferred Stock called for conversion shall be canceled (and the Paired Shares issuable upon such conversion shall be deemed issued) on the date specified in the Mandatory Conversion Notice for such conversion (the "Mandatory Conversion Date").

          (b) Conversion at Option of Holder.  At any time or from time to time,
              ------------------------------
subject to the Ownership Restrictions, shares of Series A Preferred Stock may be converted at the option of the holder thereof (a "Holder Optional Conversion") at the Conversion Ratio, and all dividends accrued through the record date of the immediately preceding dividend paid on the Paired Shares and unpaid on the shares of Series A Preferred Stock subject to a Holder Optional Conversion (other than previously declared dividends payable on a date after the Holder Optional Conversion Date (as defined below) to the holders of record of shares of Series A Preferred Stock) through and including the Holder Optional Conversion Date, whether or not declared, shall be due on the Holder Optional Conversion Date and payable in cash out of funds legally available for the payment of dividends, subject to the conversion of the shares of Series A Preferred Stock at the option of the Corporation at any time prior to the Holder

Optional Conversion Date. Dividends on the shares of Series A Preferred Stock subject to a Holder Optional Conversion shall cease to accrue, and such shares shall cease to be outstanding, on the Holder Conversion Date relating thereto. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing Paired Shares and for the payment of cash in respect of such accrued and unpaid dividends, if any, and/or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the shares of Series A Preferred Stock subject to such Holder Optional Conversion, provided that the Corporation shall give the holders of the Series A Preferred Stock such prior written notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends as have been declared and paid on the Corporation Common Stock subsequent to the Holder Conversion Date. Amounts payable in cash in respect of the shares of Series A Preferred Stock subject to a Holder Optional Conversion or in respect of the Paired Shares issuable upon conversion of such shares of Series A Preferred Stock shall not bear interest. The shares of Series A Preferred Stock subject to a Holder Optional Conversion shall be canceled (and the Paired Shares issuable upon such conversion shall be deemed issued) on the Holder Optional Conversion Date.

     A Holder Optional Conversion shall be effected by delivering certificates evidencing shares of Series A Preferred Stock, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank, to the office or agency to be maintained by the Corporation for that purpose, and otherwise in accordance with conversion procedures established by the Corporation. The issuance of Paired Shares in connection with a Holder Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied (a "Holder Optional Conversion Date").

          (c) Dividends.  Holders of shares of Series A Preferred Stock at the
              ---------
close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares notwithstanding the conversion of such shares following such record date and prior to the payment date thereof. Except as provided in this Section 4, upon any conversion of shares of Series A Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Series A Preferred Stock or for previously declared dividends or distributions on the Paired Shares issued upon such conversion.

          (d) Fractional Shares.  The Corporation shall not be obligated to
              -----------------
deliver to holders of shares of Series A Preferred Stock any fractional Paired Share issuable upon any conversion of such shares of Series A Preferred Stock, but in lieu thereof shall make a cash payment in respect thereof in any manner permitted by law.

          (e) Reservation of Paired Shares.   The Corporation shall at all times
              ----------------------------
reserve and keep available out of its authorized and unissued Corporation Common Stock, solely for issuance upon the conversion of Series A Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Corporation Common Stock as shall from time to time be issuable upon the conversion of all the Series A Preferred Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration, qualification or listing of the Corporation Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of Corporation Common Stock as shall from time to time be sufficient to effect the conversion of all Series A Preferred Stock then outstanding and convertible into shares of Corporation Common Stock. The Corporation shall obtain, for the benefit of the holders of shares of Series A Preferred Stock, similar covenants from Patriot Operating Company with respect to the shares of Patriot Operating Company Common Stock issuable upon conversion of shares of Series A Preferred Stock. In addition, the Corporation shall use its best efforts to cause the simultaneous issuance of shares of Patriot Operating Company Common Stock upon such conversion and, in that regard, shall obtain, for the benefit of the holders of shares of Series A Preferred Stock, a covenant from Patriot Operating Company to issue shares of Patriot Operating Company Common Stock (as part of the Paired Shares) upon conversion of shares of Series A Preferred Stock in accordance with the terms of this Section 4; provided, however, that nothing herein contained shall create any obligation on the part of the Corporation (or Patriot Operating Company) to issue or cause the issuance of Corporation Common Stock, Patriot Operating Company Common Stock or Paired Shares to the extent that any such issuance would result in a violation of any of the ownership or transfer restrictions set forth in the Certificate of Incorporation of the Corporation or in the Amended and Restated Certificate of Incorporation of Patriot Operating Company, as such ownership or transfer restrictions may have been modified or waived (collectively, the "Ownership Restrictions").

          (f) Adjustments to Conversion Ratio.
              -------------------------------

              (i)    Dividends, Distributions, Subdivisions and Combinations.
                     -------------------------------------------------------
Upon the issuance of additional Paired Shares as a dividend or other distribution on outstanding Paired Shares, the subdivision of outstanding Paired Shares into a greater number of Paired Shares, or the combination of outstanding Paired Shares into a smaller number of Paired Shares, the Conversion Ratio shall, simultaneously with the happening of such dividend, distribution, subdivision or combination be adjusted by multiplying the then effective Conversion Ratio by a fraction, the numerator of which shall be the number of
                                    ---------
Paired Shares outstanding immediately after such event and the denominator of
                                                               -----------
which shall be the number of Paired Shares outstanding immediately prior to such event. An adjustment made pursuant to this Section 4(f)(i) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

              (ii)   Mergers and Consolidations.  If at any time or from time to
                     --------------------------
time there shall be a capital reorganization of the Paired Shares (other than any event described in Section 4(f)(i) or Section 4(f)(iii)) or a merger of the Corporation with, or consolidation of the

Corporation into, another corporation or the sale of all or substantially all of the assets of the Corporation thereof to any other person, then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to receive upon conversion of such holder's shares of Series A Preferred Stock the kind and amount of shares of stock and other securities and property receivable upon such reorganization, merger, consolidation or sale by holders of the number of Paired Shares into which such shares of Series A Preferred Stock could have been converted immediately prior to such reorganization, merger, consolidation or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series A Preferred Stock after such reorganization, merger, consolidation or sale to the effect that the provisions of this Section 4(f)(ii) shall thereafter be applicable, as nearly as may be practicable, with respect to any shares of stock, securities or property to be deliverable thereafter upon the conversion of the Series A Preferred Stock.

              (iii)  Reclassifications.  If the Paired Shares issuable upon the
                     -----------------
conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock or other securities or property, whether by reclassification or otherwise (other than any event described in Section 4(f)(i), or a reorganization, merger, consolidation or sale of assets provided for in Section 4(f)(ii)), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to receive upon conversion of such holder's shares of Series A Preferred Stock the kind and amount of shares of stock or other securities or property receivable upon such reclassification or other change by holders of the number of Paired Shares into which such shares of Series A Preferred Stock could have been converted immediately prior to such reclassification or other change. In the event of any such reclassification or change into more than one resulting class of stock or other securities, the shares or number or amount of other securities of each such resulting class issuable upon conversion of a share of Series A Preferred Stock shall be in the same proportion, if possible, or if not possible, in substantially the same portion, which the total number of shares or number or amount of other securities of such class resulting from such reclassification or change bears to the total number of shares or number or amount of other securities of all classes resulting from all such reclassifications or changes.

          (g) Certificate as to Adjustments.  In each case of an adjustment or
              -----------------------------
readjustment of the Conversion Ratio, the Corporation at its expense will furnish each holder of Series A Preferred Stock with a certificate, signed by the chief financial officer or other authorized officer of the Corporation, showing such adjustment or readjustment in accordance with the terms hereof, and stating in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio at the time in effect, and (iii) the number of shares of Paired Shares and/or the amount, if any, of other stock, securities or property which at the time would be received upon the conversion of Series A Preferred Stock.

          (h) Status of Converted Shares.  Any shares of Series A Preferred
              --------------------------
Stock that
shall at any time have been converted shall, after such conversion, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Directors of the Corporation.

     5.   Voting Rights.
          -------------

          (a) The holders of Series A Preferred Stock shall have the right, with the holders of Corporation Common Stock and of any other capital stock so authorized, to vote in the election of directors of the Corporation and upon each other matter coming before any meeting of the stockholders on which the holders of Corporation Common Stock are entitled to vote, on the basis of one vote for each share of Corporation Common Stock (as part of a Paired Share) into which the shares of Series A Preferred Stock held by such holders are then convertible. The holders of Series A Preferred Stock and Corporation Common Stock shall vote together as one class except as otherwise now or hereafter set forth herein or elsewhere in the Certificate of Incorporation or as otherwise provided by law.

          (b) Except as set forth in this Section 5 or as required by law, the holders of the Series A Preferred Stock shall not have any voting rights.

          (c) Any increase or decrease in the amount of authorized capital stock of any class or series, including the Series A Preferred Stock, shall not require the consent or vote of the holders of Series A Preferred Stock and shall not be deemed to materially and adversely affect the designations, preferences or special rights of the Series A Preferred Stock.

     6.   No Preemptive or Other Rights.
          -----------------------------

     The holders of Series A Preferred Stock shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Corporation convertible into or carrying rights or options to purchase any such shares.

     7.   Legend.  Each certificate for shares of Series A Preferred Stock shall
          ------
bear the following legend:

     "The shares of Patriot American Hospitality, Inc. represented by this certificate are subject to restrictions in the Amended and Restated Certificate of Incorporation of the company which prohibit (a) any Person (other than a Look-Through Entity) (as such terms are defined in the Amended and Restated Certificate of Incorporation of the company) from Beneficially Owning or Constructively Owning (as such terms are defined in the Amended and Restated Certificate of Incorporation of the company) in excess of 8.0% of the number of outstanding shares of any class or series of Equity Stock (as that term is defined in the Amended and Restated Certificate of Incorporation of the company), (b) any Look-Through Entity from Beneficially Owning or Constructively Owning in excess of 9.8% of the number of outstanding shares of any class or series of Equity Stock, (c) any Person from acquiring or maintaining any ownership interest in the stock of the company that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) Article IV of the Amended and Restated Certificate of Incorporation of the company and (d) any transfer of shares of any class or series of Equity Stock of the company that are paired pursuant to the Pairing Agreement, dated as of February 17, 1983, between the company and Patriot American Hospitality Operating Company, as amended from time to time in accordance with the provisions thereof (the "Pairing Agreement"), except in combination with an equal number of shares of Patriot American Hospitality Operating Company in accordance with the Amended and Restated Bylaws of the company and the Pairing Agreement, copies of which are on file with the transfer agent named on the face hereof, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions.

     Patriot American Hospitality, Inc. will furnish without charge to each stockholder who so requests a copy of the relevant provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the company, a copy of the Pairing Agreement and a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the company is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the company or to the transfer agent named on the face hereof."

     I, Rex E. Stewart, Executive Vice President and Chief Financial Officer of the Corporation, do make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this 5th day of January, 1998.


                                         /s/  Rex E. Stewart
                                         ------------------------------
                                         By:     Rex E. Stewart
                                         Title:  Executive Vice President and
                                                 Chief Financial Officer